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ATMEL CORPORATION
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The following press release was issued by Atmel Corporation on November 12, 2008.

Atmel Issues Statement in Response to Microchip and ON

SAN JOSE, Calif., Nov 12, 2008 /PRNewswire-FirstCall via COMTEX News Network/ -- Atmel(R) Corporation (Nasdaq: ATML) today issued the following statement in response to the announcement from Microchip Technology Inc. (Nasdaq: MCHP) and ON Semiconductor Corporation (Nasdaq: ONNN) that Microchip intends to nominate a slate of Microchip director representatives at Atmel's next annual meeting and that Microchip has received clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to purchase 50 percent or more of Atmel's outstanding common stock:

Microchip and ON's announcement does not change the fact that their October 1 proposal is inadequate in multiple respects - it significantly undervalues Atmel, is unacceptably conditional, is subject to significant execution risk, and is not in the best interests of Atmel's stockholders.

We are confident that Atmel stockholders will realize greater value through the continued execution of the Company's transformation plan, which is just beginning to unlock the value inherent in Atmel. Indeed, Atmel's strong third quarter results despite a very challenging macroeconomic environment further demonstrate Atmel's superior product and technology portfolio and the inadequacy of the value proposed by Microchip and ON.

Microchip is a competitor to Atmel's Microcontroller business, ON is a competitor to Atmel's RF/Auto business, and both Microchip and ON are competitors to Atmel's EE-PROM business. Notably, ON has not filed for antitrust clearance for its proposed acquisition of Atmel's Nonvolatile Memory, RF and Automotive businesses, and does not intend to do so until the execution of an acquisition agreement with Atmel. Further, while Microchip and ON claim to be "fully committed," in its analyst call just two weeks ago, ON made clear that it is under no obligation to proceed under the Microchip and ON proposal, and that ON is essentially viewing this as an option to perform due diligence. Providing major competitors with a "free option" to access Atmel's sensitive, confidential information, based on an inadequate, opportunistic and highly conditional proposal and when there is no assurance that a transaction will be entered into on acceptable terms, is not in our stockholders' best interests.

Atmel's Board and management are committed to enhancing stockholder value. We will continue to take all appropriate steps to protect our stockholders' interests and ensure that they are the beneficiaries of the value inherent in our company, rather than allowing it to be transferred to Microchip and ON.

As previously announced on October 29, 2008, after a comprehensive review, and with advice from outside financial and legal advisors, Atmel's Board unanimously determined that the October 1, 2008, unsolicited proposal from Microchip and ON is inadequate in multiple respects, including value, conditionality and complexity, and is not in the best interests of Atmel's stockholders.

Morgan Stanley and Credit Suisse are serving as financial advisors, and Wachtell, Lipton Rosen & Katz is serving as legal counsel to Atmel.

About Atmel

Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, non-volatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.

Additional Information

Microchip Technology Incorporated ("Microchip") has announced that it intends to propose an alternate slate of directors for election at Atmel's 2009 annual meeting of stockholders. Atmel will file a proxy statement and other relevant documents concerning its annual meeting with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by Atmel with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atmel will be available free of charge from Atmel. Atmel and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Atmel against any Microchip proposal made at the annual meeting.

Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission. Information regarding Atmel's directors and executive officers is available in Atmel's SEC filings (including Atmel's Annual Report on Form 10-K for the year ended December 31, 2007 and its Proxy Statement for its 2008 annual meeting of stockholders).

Safe Harbor for Forward-Looking Statements

Information in this release regarding Atmel's forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about new product introductions, markets for our products and market share gains, restructuring initiatives, manufacturing optimization, cost savings, strategies and future operating and financial performance. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the inability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the market price of our common stock, unfavorable results of legal proceedings, impact of Microchip's and ON Semiconductor's unsolicited acquisition proposal, and the Company's response thereto, and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, and our subsequent Form 10-Q reports.